UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2013
SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices) (Zip Code)

(763) 551-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
On August 2, 2013, Select Comfort Corporation (the "Company") sent a notice to its directors and executive officers, informing them that the Select Comfort Profit Sharing and 401(k) Plan (the "Plan") will be entering a "blackout period" due to a transition in providers of record-keeping and investment management services. The blackout period is scheduled to begin on August 28, 2013 and to end on September 20, 2013. During the blackout period, participants in the Plan will not be able to initiate a transfer from one investment option to another investment option, obtain a loan, or obtain a distribution or withdrawal.
In connection with the notice of the blackout period to Plan participants, directors and executive officers of the Company were notified that, during the blackout period, they are prohibited from purchasing, selling or otherwise acquiring or transferring equity securities of the Company. The notice to directors and executive officers was provided pursuant to Section 306 of the Sarbanes-Oxley Act of 2002. A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the actual beginning and ending dates of the blackout period, by contacting the Company's General Counsel at 9800 59th Avenue North, Minneapolis, MN 55442, telephone: (763) 551-7000.
ITEM 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

99.1	Notice to Directors and Executive Officers of Select Comfort Corporation dated August 2, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: August 5, 2013	By: /s/ Mark A. Kimball
Name: Mark A. Kimball
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.        Description

99.1	Notice to Directors and Executive Officers of Select Comfort Corporation dated
August 2, 2013

4